EMPLOYMENT AGREEMENT RE: RINALDI


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between DCRI Acquisition Corporation, a Texas corporation (herein referred to as the "Company"), Thomas W. Rinaldi (herein referred to as the "Executive"), and Diversified Corporate Resources, Inc., a Texas corporation ("DCRI").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

         WHEREAS, DCRI is the parent corporation of the Company; and

         WHEREAS, this agreement is being entered into in connection with the Company acquiring (the document captioned Asset Purchase Agreement which is effective as of October 1, 1998, and to which sets forth the terms and conditions of such acquisition is herein referred to as the "Purchase Agreement") all or substantially all of the assets of Texcel, Inc., a Pennsylvania corporation, and Texcel Technical Services, Inc., a Pennsylvania corporation (collectively such entities are herein collectively referred to as the "Acquired Companies"); and

         WHEREAS, the purpose of this document is to set forth the terms and conditions of such employment.

         NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing respectively to the parties hereto, the mutual promises hereinafter made and the acts to be performed by the respective parties hereto, the Company and the Executive do hereby contract and agree as follows:

         1. Employment. The Company hereby employs the Executive as the General Manager of the Mid Atlantic Region of the Company (which shall include


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the business operations  previously conducted by the Acquired Companies and may, at the Company's reasonable discretion, include additional operations subject to the following provisions), and the Executive hereby accepts such employment, to perform the duties and render services as herein set forth. Such employment shall continue during the term of this Agreement. The parties hereto acknowledge that (a) the Mid Atlantic Region is to include the states of Pennsylvania, New Jersey, Maryland, Delaware and Washington D.C. and such other areas mutually agreed upon by the Executive and the Company in the future, and (b) the Executives duties and responsibilities in the Mid Atlantic Region (i) will include the permanent placement activities and related temporary placement activities (the "Basic Activities") of the Company (such as those services currently provided by DCRI and its affiliates under the operating model of Management Alliance Corporation, a subsidiary of DCRI), and (ii) will include the business operations in the Mid Atlantic Region of any acquisitions made by the Company in the future except the business operations of acquisitions involving entities which are involved in the Basic Activities, but (A) which are not headquartered in the Mid Atlantic Region and which have some portion of its business operations in the Mid Atlantic Region (as then encompassing), or (B) which are headquartered in the Mid Atlantic Region (as then encompassing) but which have a majority of its business operations elsewhere than in the Mid Atlantic Region, and (c) the Company, DCRI and its affiliates are not precluded
(such   activities   are  not   deemed  to  be   included   in  the  duties  and
responsibilities of the Executive unless the parties mutually agree to the contrary in writing) from (i) buying or operating contract placement services or related services currently performed under the operating model of Information Systems Consulting Corp., a subsidiary of DCRI, or any other business activities not included in the Basic Activities, or (ii) conducting business in the Mid Atlantic Region from offices outside of the Mid Atlantic Region.

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         2.       Term.  Except in  the case of  earlier  termination as  herein specifically provided, the Executive's employment with the Company pursuant to this Agreement shall be for a three (3) year period beginning on October 1, 1998, and ending September 30, 2001 (such date being the "Initial Termination Date"). This Agreement shall thereafter continue until (a) this Agreement is terminated prior to the Initial Termination Date for some reason permitted hereunder, or (b) one of the parties shall give written notice to the other at least ninety (90) days in advance of termination at any time after July 1, 2001.

         3. Compensation. As compensation for the services of Executive during the initial term hereof, the Company shall pay the Executive a base salary as below provided plus such additional compensation as herein set forth. The base salary to be paid to the Executive shall be an amount equal to one and six-tenths percent (1.6%) of the Company's revenues during each calendar year, or portion thereof involved, during the term of this Agreement, plus ten percent (10%) of the net, after tax profits (the "Net Profits" as below defined) of the Company's Mid Atlantic Region during each calendar year, or portion thereof involved, during the term of this Agreement. For purposes hereof, (a) the Company's revenues shall be determined by DCRI pursuant to generally accepted accounting principles consistently applied, and shall only include the revenues from the business operations conducted by the Acquired Companies prior to the Company acquiring the Acquired Companies, and the revenues of business operations specifically assigned (by written notice to the Executive) by DCRI to be part of the Company's Mid Atlantic Region (as herein defined), and (b) the Net Profits of the Company's Mid-Atlantic Region (as herein defined) shall be determined by DCRI pursuant to generally accepted accounting principles consistently applied (based upon the assumption, for tax computation purposes, that the Company is not part of a consolidated group), and adjusted pursuant to DCRI's normal intercompany, affiliate and overhead allocations.


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         During  the term of this  Agreement  from the date of  execution  until
December 31,  1998,  the  Executive  shall be paid at a monthly rate of $16,667.
Commencing January 1, 1999, the estimated base salary to be paid to the Executive during each calendar year (or portion thereof if less than the entire calendar year is involved) during the term of this Agreement shall be paid based upon the Company's budget for the calendar year involved (or portion thereof if less than the entire calendar year is involved or if the Company's results fail to reach budget during any time period subsequent to June 30, 1999); during 1999 the Executive is to be paid, as estimated base salary and bonus, at the rate of $15,000 per month. In the event that the estimated base salary and bonus paid to the Executive during any calendar year (based upon estimates as aforesaid) exceeds the actual amount of compensation payable to the Executive for the time period involved, the amount of overpayment shall be a liability payable by the Executive to the Company and may, at the Company's option, be deducted from amounts thereafter payable to the Executive as base salary and bonus or as any other form of compensation if any such compensation becomes payable to the Executive. In the event that the estimated base salary and bonus paid to the Executive during any calendar year (based upon estimates as foresaid) is less than the actual amount of compensation payable to the Executive for the time period involved, the amount of underpayment shall be paid by the Company to the Executive promptly following determination of the actual amount of compensation payable to the Executive. Subject to the foregoing, the Executive's estimated base salary and bonus shall be paid in equal semi-monthly installments (subject to reduction for such payroll and withholding deductions as may be required by law).

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




         In addition to the Executive's base salary and bonus, the Executive shall be entitled to each of the following during the term of this Agreement (at the Company's expenses unless otherwise indicated): (a) health insurance coverage which shall provide for payment of health, dental and related expenses incurred during the term of this Agreement with respect to the Executive, the Executive's spouse and the Executive's children, and which shall contain such benefits and options as shall be made available to other employees of the Company (the parties acknowledge that the Executive shall be responsible for paying such portion of this coverage as shall be consistent with Company policy for its employees in general), (b) the right to participate in any and all 401(k) plans and Section 125 plans now in effect or hereafter adopted by the Company or DCRI, (c) a car allowance of up to $550 per month, (d) the right to the use of a cellular phone which may be in the Company's name or the Executive's name, (e) membership in the country club in which the Executive is now a member (the dues, which are to be paid by the Company, are not in excess of $300 per month at this time), (f) the right to participate in any other benefit plans of the Company to the extent that the Board of Directors of DCRI determines the Executive shall be a participant in such plan(s), (g) the right to all fringe benefits generally made available to other executives and/or employees of the Company (including, but not by way of limitation, disability benefits if and to the extent available) at the discretion of the Board of Directors of DCRI, (h) such vacation and sick leave as shall be permitted by DCRI's standard policies for other senior executive employees of the Company and DCRI, and (i) options to purchase shares of capital stock of DCRI, to the extent that the Board of Directors of DCRI determines that the Executive shall be awarded options under one or more of DCRI's stock option plans (the Company agrees that the Executive shall be entitled to be awarded such number of options


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to purchase  shares of Common Stock of DCRI as shall be comparable to the number of options hereafter granted to other managers of DCRI with job responsibilities and size of operations comparable to the job responsibilities and size of operations of the Executive).

         4. Contingent Payment. In addition to the compensation payables to the Executive pursuant to Paragraph 3 of this Agreement, the Company agrees to pay to the Executive, with respect to each calendar year, or portion thereof involved, during the term of this Agreement, a contingent payment based upon the Company's Net Profits (determined in the same manner as set forth in Paragraph 3 of this Agreement) in relationship to the Company's Net Profits in the prior calendar year, or portion thereof involved. Such contingent payment (a) shall be equal to twenty-five percent (25%) of the portion of the Company's Net Profits for the calendar year involved (or portion thereof) which exceed by twenty-five percent (25%) the Company's Net Profits in the prior calendar year or portion thereof, and (b) shall in no event exceed $125,000 for any calendar year or a prorata amount of $125,000 if less than a full calendar year is involved (for the balance of 1998, the maximum contingent payment would be $31,250). Example: if the Company's Net Profits are $150,000 for the period from January 1, 1999 to December 31, 1999, and if the net, after tax profits of the Acquired Companies were $100,000 during the same time period in 1998, the contingent payment to the Executive for 1999 would be $6,250 (25% of $25,000).

         5. Duties and Services. During the term of this Agreement, the Executive agrees to (a) do his utmost to enhance and develop the best interests and welfare of the Company, (b) give his best efforts and skill to advancing and promoting the growth and success of the Company, and (c) perform such duties or render such services as the Board of Directors of the Company may, from time to time, reasonably confer upon or impose on the Executive.


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         6.       Termination.

                  a. The Company may terminate the Executive's employment pursuant to this Agreement at any time for "cause" as herein defined. The term "cause" shall mean any of the following events: (i) any act or omission constituting fraud under the laws of the States of Texas or Pennsylvania, or the United States of America, or (ii) a finding of probable cause, or a plea of nolo contendere to, a felony or other crime involving moral turpitude, or (iii) the grossly negligent performance by the Executive of the responsibilities of his position, or (iv) the material failure by the Executive to adhere to the policies or directives of the Company and DCRI, including those set forth in DCRI's Employee Handbook and Company policy statement relating to trading in DCRI's securities by the DCRI personnel (the "Insider Trading Policy"), or (v) the Executive's engagement in any act of dishonesty or theft within the scope of his employment that, in the opinion of the Board of Directors of DCRI, is detrimental to the best interests of the Company, or (vi) the Executive's excessive use and/or distribution of alcohol or illegal substances during business hours and at the Company's premises, or (vii) the breach of any of the substantive terms of this Agreement, or (viii) the failure of the Executive to meet the performance goals for the operations for which the Executive is responsible. The determination by the Board of Directors of DCRI, as to the matters covered by (iii), (iv), (v) or (viii) above shall be conclusive; provided, however, that the Company will not be entitled to terminate this Agreement for cause pursuant to (iii), (iv) or (viii) above unless, prior to such termination, the Executive has received a written reprimand detailing the acts or omissions constituting such failure to perform the responsibilities of his position, to adhere to the Company's policies or to meet his performance goals, except that no prior reprimand is required with respect to violations of DCRI's Insider Trading Policy.

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




                  b. The Executive may terminate this Agreement by giving the Company and DCRI written notice at least ninety (90) days in advance of the termination date if (i) the Company expands (subject to the market conditions at the time) or restricts the Executive's duties, without the consent of the Executive, to an extent inconsistent with the terms of this Agreement and the market conditions at the time, or (ii) the Company or DCRI materially breach (following expiration of the applicable cure periods) their obligations under the terms of the Purchase Agreement.

          Subject to the exceptions set forth in Paragraphs 6(a) and 6(b) of this Agreement, neither the Company nor the Executive may terminate the Executive's employment with the Company at any time during the term of this Agreement.

                  d.  The   Executive's   employment   by  the   Company   shall
automatically terminate on the date of the Executive's death if the Executive dies during the term of this Agreement.

                  e. If the Executive is incapacitated by an accident, sickness or otherwise, so as to render him mentally or physically incapable of performing the services required of him pursuant to this Agreement, Executive's employment by the Company shall terminate thirty (30) days after the day on which the Board determines that the Executive is so disabled and that this Agreement should be terminated by reason of such disability. Notwithstanding the foregoing, the Executive shall be notified in writing if the Company determines that the Executive is disabled due to mental or physical health; in such event, the Executive shall have the right to contest any determination of disability by the Company. In the event that the Executive does contest such determination, such matter shall be resolved by arbitration pursuant to this Agreement.

         7. Working Conditions. The Company will provide the Executive with a private office and secretarial services.


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     1.Travel and Entertainment. The Executive is authorized to incur reasonable business expenses on behalf of the Company, including, but not by way of limitation, expenditures of entertainment, gifts and travel; if any expenses are of a kind or a cost in excess of the written policies established by the Board, such expenses must be expressly authorized by the Board. The Company agrees to reimburse the Executive for all such expenses upon the Executive's presentation of an itemized account of such expenditures.

     2.Non-Solicitation Agreement. In the event that the termination of employment of the Executive pursuant to this Agreement is effectuated by the Executive electing to terminate his employment pursuant to this Agreement, or by the Company for "cause" (as herein defined) the Executive agrees that the Executive shall not, during the term of this Agreement, and for a two (2) year period of time following the date of termination of this Agreement, (a) solicit for employment or hire any individual who was an executive or employee of the Company, or any of its affiliates, on the date of termination of this Agreement or at any time within the twelve (12) months preceding the date of termination of his employment with the Company, or (b) solicit the business of any person or entity who is or was a customer, client, agent or representative of the Company at the date of termination of his employment with the Company, or any of its affiliates, or at any time during the twelve (12) months preceding the date of termination of this Agreement. The covenants and agreements set forth in this Paragraph 9 shall survive the termination of this Agreement.

     3.Noncompetition Agreement. The Executive acknowledges that the special relationship of trust and confidence between himself, the Company, and its clients, customers, vendors and suppliers creates a high risk and opportunity for the Executive to misappropriate the relationship and goodwill existing


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between the Company  and its  clients,  customers,  vendors and  suppliers.  The
Executive further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation. The Executive further acknowledges that, prior to and during his employment with the Company, he will be provided with access to the Company's confidential and proprietary information that will enable him to benefit from the Company's goodwill and know-how. The Executive acknowledges that it would be inherent in the performance of his duties as a director, officer, employee, agent or consultant of any person, association, entity or organization that competes with the Company to disclose or use such information, as well as to misappropriate the Company's goodwill and know-how for the benefit of such other person, association, entity or company. Ancillary to the enforceable promises set forth in this Agreement, the Executive agrees that during the term of this Agreement and for a period of two (2) years after the date of termination of his employment with the Company, for whatever reason, the Executive shall not, without the prior written consent of the Company, directly or indirectly, whether as a director, officer, employee, agent, consultant or otherwise, engage in any activities in competition with the Company in the metropolitan areas (as defined by the United States Census Bureau) of any city in which the Company maintains a place of business as of the date of termination of the Executive's employment with the Company. 1.Consideration and Enforcement. The Executive acknowledges that, in exchange for the execution of the nonsolicitation and noncompetition restrictions set forth in Paragraphs 9 and 10 of this Agreement,
the   Executive   has  received  or  will  receive   substantial   and  valuable
consideration in connection with  this Agreement and as a  result of the Company


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purchasing the Acquired Companies.  The Executive agrees that such consideration
constitutes  fair  and  adequate   consideration  for  the  nonsolicitation  and
noncompetition restrictions set forth in this Agreement. The Executive further agrees that the limitations as to time, geographical area and scope of activity to be restrained by these restrictions are reasonable and acceptable and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company. The Executive further agrees that if, at some later date, a court of competent jurisdiction determines that any one or more of the restrictions set forth in Paragraphs 9 and 10 of this Agreement are unenforceable by reason of extending for too great a period of time or over too great a geographical area, such provisions shall be reformed by the court and enforced to extend over the period of time for which it may be enforceable and over the maximum geographical area to which it may be enforceable. If the Executive is found to have violated any of the provisions of Paragraphs 9 or 10 of this Agreement, the Executive agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by him. It is the intent of the parties that the running of the restrictive period of any covenant shall be tolled during any period of violation of such covenant so that the Company may obtain the full and reasonable protection for which it contracted and so that Executive may not profit by his breach. The Executive acknowledges and agrees that the Company's remedies at law may be inadequate in the event of a breach or threatened breach of the covenants set forth in Paragraphs 9, 10 and 12 of this Agreement, and in such event, Buyer shall be entitled to have an injunction issued by any court of competent jurisdiction, enjoining and restraining each and every party concerned therewith from the creation or continuation of such breach.

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         Notwithstanding  anything herein to the contrary,  the restrictions set forth in Paragraphs 9 and 10 shall not be applicable if the Company is in default as to its monetary obligations under the terms of the Purchase Agreement and the Company has not cured such default within the applicable curative period following written notice from the Acquired Companies.

         The Executive's obligations under Paragraphs 9 and 10 of the Agreement shall survive the termination of this Agreement.

     2.Nondisclosure Agreement. During the term of this Agreement, the Company will provide to the Executive certain confidential and proprietary information owned by the Company. The Executive acknowledges that he occupies or will occupy a position of trust and confidence with the Company, and that the Company would be irreparably damaged if Executive were to breach the covenants set forth in this Paragraph. Accordingly, the Executive agrees that he will not, without the prior written consent of the Company, at any time during the term of this Agreement or any time thereafter, except as may be required by competent legal authority or as required by the Company to be disclosed in the course of performing the Executive's duties under this Agreement for the Company, use or disclose to any person, firm or other legal entity, any confidential records, secrets or information related to the Company or any parent, subsidiary or affiliated person or entity (collectively, "Confidential Information"). Confidential Information shall include, without limitation, information about the Company's customer lists, product pricing, data, know-how, processes, ideas, product development, market studies, computer software and programs, database technologies, strategic planning, and risk management. The Executive acknowledges and agrees that all Confidential Information of the Company and/or its affiliates that he has acquired, or may acquire, were received, or will be


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received in confidence  and as a fiduciary of the Company.  The  Executive  will exercise utmost diligence to protect and guard such Confidential Information. The Executive agrees that he will not, without the express written consent of the Board of Directors of the Company, take with him upon the termination of this Agreement any document or paper, or any photocopy or reproduction or duplication thereof, relating to any Confidential Information. The parties hereto acknowledge that the definition of Confidential Information does not include information which (a) is a matter of public record or is provided in other sources available to the industry other than as a result of disclosure by the Executive, (b) was available to the Executive on a non-confidential basis,
(c) becomes available to the Executive from a source not known to the Executive to have a duty of confidentiality with regard to the information, or (d) was or is independently developed by the Executive from non-confidential sources.

         3.Notices. All notices or other instruments or communications provided for in this Agreement shall be in writing and signed by the party giving same and shall be deemed properly given if delivered in person, including delivery by overnight courier, or if sent by registered or certified United States mail, postage pre-paid, addressed to such party at the address listed below. Each party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Any notice, instrument or communication sent by telegram shall be deemed properly given only when received by the person to whom it is sent.

         4.DCRI Guaranty. DCRI shall and does hereby guarantee the performance by the Company of all of the obligations and commitments of the Company as set forth in this Agreement.

         5. Miscellaneous.

               a. Subject to the condition that this Agreement is not assignable by either party without the prior written consent of the other party (except


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that the Company  may assign  this  Agreement  to an  affiliate),  the terms and provisions of this Agreement shall inure to the benefit of, and shall be binding on, the parties hereto and their respective heirs, representatives, successors and assigns.

              b. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Executive by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreement between the parties with respect to such employment. Any such prior agreements are hereby terminated without obligation for any payments otherwise due thereunder. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid, unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Paragraph may not be waived except as herein set forth.

             c. All agreements and covenants contained herein are severable and in the event any of them, with the exception of those contained in Paragraph 1 hereof, shall be held to be invalid, as written pursuant to the arbitration or judicial proceedings provided for in this Agreement, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.
     a.Except as otherwise provided in Paragraph 11 of this Agreement, any controversy between the parties to this Agreement involving the construction or application of any of the terms, covenants, or conditions of this Agreement


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shall be submitted to arbitration in Dallas  County,  Texas,  if either party to this Agreement shall request arbitration by notice in writing to the other party. In such event, the parties to this Agreement shall, within thirty (30) days after this Paragraph 15(d) is invoked, both appoint one person as an arbitrator to hear and determine the dispute, then the two arbitrators so chosen shall, within fifteen (15) days, select a third impartial arbitrator; the majority decision of the arbitrators shall be final and conclusive upon the parties to this Agreement. Each party to the arbitration proceedings shall bear his or its own expenses, except that the expenses of a the arbitrators shall be borne equally by the Company and the Executive.

     b. In the event of any litigation between the parties related to the com-pliance with the terms and conditions of this Agreement, the parties hereto acknowledge and agree that (i) such litigation proceedings must be held in Dallas County, Texas, and (ii) the prevailing party in such litigation proceedings shall be entitled to recover, from the nonprevailing party, reasonable attorneys' fees and expenses incurred in connection with the dispute involved.

    c.This Agreement has been made under and shall be governed by the laws of the State of Texas.


                    [ This space left blank is intentional ]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of October 1, 1998 but actually executed this ___ day of October, 1998.
                                     DCRI ACQUISITION CORPORATION


                                     By:
                                             -----------------------------------
                                     Name:
                                             -----------------------------------
                                     Title:
                                             -----------------------------------

                                     Address:     12801 North Central Expressway
                                                  Suite 350
                                                  Dallas, TX  75243



                                     -------------------------------------------
                                     Thomas W. Rinaldi

                                     Address:     ------------------------------
                                             -----------------------------------


                                     DIVERSIFIED CORPORATE RESOURCES,
                                     INC.


                                     By:
                                             -----------------------------------
                                     Name:
                                             -----------------------------------
                                     Title:
                                             -----------------------------------

                                     Address:     12801 North Central Expressway
                                                  Suite 350
                                                  Dallas, TX  75243